Insight.

MASTER SUBCONTRACT AGREEMENT
Services

RECITALS:

INSIGHT	**VENDOR**
Insight Direct USA, Inc.	HS3 Technologies
6820 South Harl Avenue	1800 Boulder St # 600
Tempe, AZ 85283	Denver, CO 80211
Attn: Tim McDonald	Attn : Robert Morrison

(including its Affiliates listed on Schedule 1)

This Master Subcontract Agreement ("Agreement"), between Insight, an Illinois corporation, on behalf of itself and its listed Affiliates, and Vendor, a(n) Colorado corporation, (each individually a "Party" and collectively, "the Parties") takes effect on the date last signed below ("Effective Date").

GENERAL TERMS AND CONDITIONS

1. **Purpose.** Vendor agrees to provide to Insight the IT services ("Services") set forth in any Statement of Work ("SOW") issued by Insight for the purpose of providing such Services to Insight's customers ("Clients"). Each SOW issued and accepted by the Parties is a separate agreement that identifies a specific scope of work to be performed by Vendor in accordance with the terms and conditions of this Agreement. Each such SOW is appended to and incorporated into this Agreement upon authorized signature by both Parties and must reference this Agreement.

1.1 Conflicting Terms. Each SOW issued must specifically reference this Agreement and is subject to the terms and conditions of this Agreement whether or not referenced. If there is any ambiguity or conflict between the terms and conditions of this Agreement and those of any SOW or other document, the terms and conditions of this Agreement shall govern, unless the modified term of the Agreement is specifically referenced and mutually agreed upon in writing under the SOW. Such modification shall be applicable exclusively to that SOW unless this Agreement is amended accordingly.

1.2 Affiliates. "Affiliate" means any entity that directly or indirectly, controls, is controlled by, or is under common control of or with a Party to this Agreement. "Control" means having 50% or more of the outstanding equity interests or having, by contract or otherwise, the right and ability to direct management and policies.

2. **Term.** The term of this Agreement begins on the Effective Date and continues until terminated in accordance with Section 15 of this Agreement (the "Term").

3. **Duties of Vendor.** Vendor shall comply with the requirements contained in the terms and conditions of this Agreement, including the following duties:

- Participate in meetings with Insight and Clients for whom Vendor is performing Services;
- Keep Insight informed as to progress and any potential delays in performance of such Services;

- Upon request, provide Insight with any and all operational information, including but not limited to time sheets, installation scripts, performance logs, survey information, or inventory records, related to its performance under this Agreement;
- Make a good faith effort to reach mutually acceptable provisions and adjustments within any accepted SOW to meet Client requirements and expectations.
- Vendor's employees, contractors and agents ("Vendor Personnel") will conduct themselves in a professional and businesslike manner during performance of this Agreement and comply with reasonable requests and standard procedures and policies concerning working hours and safety and security rules applicable to those working at Insight's or Client's facilities. If Insight determines in good faith that any Vendor Personnel are not conducting themselves in accordance with these requirements, or not performing their duties in a diligent and satisfactory manner, Insight will provide Vendor with notice and Vendor shall immediately remove and promptly replace such individual at Vendor's cost.

4. **Independent Contractor.** The Parties are and shall be independent contractors to one another. This Agreement does not and is not intended to create an agency, joint venture or partnership between the Parties. Neither Party may make any commitments for or create any obligations on behalf of the other Party without that Party's prior written consent.

5. **Non-Compete.** Vendor understands and acknowledges that during the term and for a period of six (6) months following termination of this Agreement, it shall not provide the same or similar Services offered to Client under this Agreement independently of Insight, even at Client's request, except by specific written consent and authorization of Insight. This restriction shall not apply to any Client that was a customer of Vendor prior to the Effective Date or to a Client who becomes a customer of Vendor through no introduction of referral by Insight.

6. **Pricing/Payment.**

6.1 Services. Prices for Services will be mutually agreed upon in writing and set forth in a SOW, similar in form to that of attached Exhibit A attached, or a purchase order issued against such a SOW. All prices are exclusive of taxes, duties, shipping and handling charges.

6.2 Payment. Insight shall pay all undisputed invoices within forty-five (45) days of receipt of invoice from Vendor. Insight shall receive a two percent (2%) discount on invoices paid within fifteen (15) days of receipt.

6.3 Taxes. Vendor shall be responsible for the reporting, collection and remittance of all applicable sales, use or other taxes, excluding taxes based on Insight's income, assets or net worth, and shall indemnify and hold Insight harmless with respect to such taxes.

7. **Care of Property.** Insight retains title to its property at all times while in Vendor's possession. Vendor is responsible for any loss or damage to that property, including without limitation, all losses resulting from theft, misappropriation or destruction. Vendor must use such property solely for the purposes set forth in this Agreement, or any SOW to which the Services relate, and may not copy, modify, decompile, or otherwise use such property for any other activity.

ALL PROPERTY PROVIDED BY INSIGHT TO VENDOR IS DELIVERED ON AN "AS IS" BASIS. INSIGHT MAKES NO REPERESENTATION OR WARRANTY OF ANY KIND OR NATURE AS TO

THE CONDITION OR SUITABILITY OF THE PROPERTY. INSIGHT DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, PERFORMANCE OR WARRANTIES THAT THE PROPERTY IS NEW OR UNUSED.

8. **Representations and Warranties of Vendor.** Vendor represents and warrants its performance under this Agreement and any applicable SOW, as follows:

8.1 Company. It has the full power and authority to enter into this Agreement and shall have obtained and will maintain: (i) all rights, licenses and approvals required for performance of its obligations under this Agreement without violating any rights of any other party, and (ii) any permits and approvals required by any federal, state or local licensing, regulatory or other agency or authority.

8.2 Work Standards. Vendor shall use qualified individuals with suitable training, experience and skill. Vendor Personnel performing Services shall have also passed a drug screening and criminal background check prior to beginning performance.

8.3 Services Warranty. Vendor Services will be performed in a professional and workmanlike manner in accordance with industry standards and shall substantially conform to the written specifications contained in any SOW. This warranty with respect to Services shall exist for a period of ninety (90) days from completion of the applicable Services.

All warranties shall survive inspection, acceptance and payment by Insight.

9. **Breach of Warranty/Remedies.** In the event of any breach of the warranties contained in Section 8, Vendor shall, without charge and without delay, re-perform or modify the affected Services to promptly correct such breach. If Vendor is unable to remedy the deficiency within thirty (30) days of notice, or within such period as otherwise mutually agreed, Vendor shall refund the fees paid for any deficient Services. These remedies are in addition to any other remedies provided by law or in equity.

10. **Title/Proprietary Rights.**

10.1 Services. All Services performed and all materials or deliverables (excluding third party software) originated and developed by Vendor specifically and uniquely for Insight under this Agreement or any SOW shall be considered "Works Made for Hire". All rights, title and interest in Works Made for Hire will vest in Insight or Client, as the case may be. Vendor agrees to give Insight or Client, as applicable, all reasonable assistance required to perfect any rights in the Works Made for Hire including without limitation, copyrights, rights to trademarks, trade names, patents, registration or other such protection as may be appropriate at no additional cost to end user. To the extent that title does not vest in Insight or Client, as applicable, by operation of law or is not considered Works Made for Hire, Vendor irrevocably assigns all rights, title and interest to the applicable end user. The terms of this paragraph do not apply to pre-existing intellectual property, including Vendor's proprietary software and tools, report templates, schematics, procedures, databases, methods, manuals, know-how and any modifications, updates or enhancements to any such intellectual property of Vendor developed during the Term of this Agreement without use of Insight's Confidential Information ("Vendor Intellectual Property"). Notwithstanding anything to the contrary in this Agreement, Vendor retains all right, title and interest in Vendor Intellectual

Property and grants a perpetual, irrevocable and worldwide right-to-use license to Insight or Client, as applicable, for the purposes intended under this Agreement or any SOW.

11. **Confidential Information.** The Parties acknowledge the execution and delivery of the Mutual Non-Disclosure Agreement (the "NDA") between the Parties [dated 11/10/10, which is incorporated in this Agreement, and agree that terms of the NDA shall govern the disclosure and treatment of any confidential, trade secret or proprietary information disclosed under this Agreement or generated in performance under this Agreement.

12. **Indemnification.**

12.1 General. Vendor will indemnify, defend and hold harmless Insight, its officers, directors, employees, agents and Affiliates ("Indemnified Party") from and against any claims, demands, loss, damage or expense, including reasonable attorney's fees, (collectively, "Claims") relating to: 1) bodily injury or death of any person or damage to tangible personal property, 2) gross negligence and 3) wilful misconduct, to the extent proximately caused by the acts or omissions of Vendor, its officers, directors, employees, subcontractors, agents and Affiliates in performance of this Agreement.

12.2 Infringement. Vendor will indemnify, defend and hold harmless Insight, its officers, directors, employees, agents, and Affiliates from and against any Claims that the Services or results of Services or processes provided under this Agreement, infringe a patent, copyright, trademark, trade secret or other proprietary right of another party. This indemnification obligation does not apply to the extent Services are within the scope of any SOW and directed by Insight.

12.3 Worker Claims. Vendor will also indemnify, defend and hold harmless Insight, its officers, directors, employees, agents and Affiliates from and against any claims, demands, loss, damage or expense (including reasonable attorneys' fees) by any Vendor Personnel or governmental unit or other third party with regard to: (i) wages, withholding taxes, unemployment benefits, and/or employee benefits; (ii) workplace injuries not principally caused by Insight's gross negligence or wilful misconduct; or (iii) any federal or state common law or statutory (including but not limited to the ADA, ADEA, Title VII, and applicable state law) employment claims arising from Vendor's performance of or failure to perform its obligations as an employer or as a Party to this Agreement.

12.4 Legal Action against Indemnified Party. Vendor's obligations under this Section 12 are conditioned on the Indemnified Party giving the Vendor: (i) prompt written notice of any claim for which indemnification is sought; (ii) complete control of the defense and settlement of the claim; and (iii) reasonable assistance and cooperation in the defense at the Vendor's expense. Notwithstanding anything to the contrary in this Agreement, the Vendor will not enter into any settlement of a claim, including an obligation of Indemnified Party to remit payment or an admission of wrongdoing or liability on behalf of Indemnified Party, without Indemnified Party's prior written consent, which will not be unreasonably withheld.

13. **Limitation of Liability.** EXCEPT FOR INDEMNIFICATION OBLIGATIONS, NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT LIMITATION LOSS OF INCOME, PROFITS, DATA, USE OR INFORMATION) ARISING UNDER THIS AGREEMENT REGARDLESS OF THE FORM OF ACTION OR THEORY OF RELIEF, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

14. **Insurance.** Vendor shall, at Vendor's expense and at all times during the Term, hold and maintain commercially reasonable insurance policies with minimum limits as set forth below. Such insurance must be with an insurance company of nationally recognized standing with a rating of A-/Class IX, or better, as rated by A.M. Best and must name Insight as an additional insured for all liability coverage related to or arising from performance under this Agreement and any subsequent SOW. In the event Vendor uses subcontractors or agents, those entities must also maintain the same minimum insurance requirements contained in this Agreement and name Insight as an additional insured. Vendor's insurance shall be primary insurance and non-contributory to that maintained by Insight. Vendor waives all rights of subrogation, with respect to all applicable insurance policies, against Insight, its officers, directors, employees, agents and Affiliates to the extent of Vendor's or its subcontractor's negligence. All such policies shall provide for thirty (30) days written notice to Insight from the insurer of cancellation and renewal. The limits set forth below do not in any way limit liability assumed elsewhere in this Agreement.

14.1 General Liability Insurance. Commercial general liability insurance with limits not less than $1,000,000 each occurrence for bodily injury or property damage and $2,000,000 in the aggregate.

14.2 Workers Compensation Insurance. Workers compensation insurance in accordance with applicable state law, and including Employer's Liability for all employees of the Vendor in the amount of $1,000,000 per accident.

14.4 Errors and Omissions Insurance. Technology errors and omission insurance in performance of professional duties with limits of not less than $1,000,000 per occurrence and $2,000,000 in the aggregate.

14.5 Excess/Umbrella Liability Insurance. Umbrella liability insurance and/or excess liability insurance on an occurrence basis with limits of not less than $5,000,000 per occurrence and $5,000,000 in the aggregate.

Prior to the performance of any Services, certificates of insurance evidencing satisfactory coverage of the types and limits set forth above shall be furnished to Insight and sent to the following address:

Insight
6820 South Harl Avenue
Tempe, AZ 85283
Attention: Risk Management

15. **Termination.** Either Party shall have the right to terminate this Agreement, with or without cause: (i) upon forty-five (45) days prior written notice to the other Party; or (ii) effective upon notice if the other Party becomes insolvent, enters bankruptcy, reorganization or other similar proceedings under applicable laws, whether voluntary or involuntary; admits in writing its inability to pay debts; or makes or attempts to make an assignment for the benefit of creditors. Notwithstanding anything in this paragraph, Insight may, without liability and in addition to any other rights or remedies provided herein or by law, terminate this Agreement in whole or in part by written notice of default if Vendor breaches a material provision of this Agreement or a SOW and fails to cure the breach within ten (10) days after receiving Insight's notice. Upon receipt of written notice of termination, Vendor shall immediately cease the performance of Services, provided that Insight shall have the right to require Vendor to complete any

Services reasonably necessary to wind down the relationship between Insight and Vendor. Insight shall pay Vendor for Services performed in accordance with this Agreement prior to the date of termination of this Agreement or any SOW.

16. **Exports.** The Parties specifically acknowledge that commodities, processes, technical data of United States origin, including Services, ("Technical Data") may be subject to United States export controls, pursuant to the Export Administration Regulations. Each Party shall comply strictly with all requirements of the Export Administration Regulations with respect to all such Technical Data. Each Party and their representatives expressly agree not to: (i) export, re-export, divert or transfer any such Technical Data to any destination, company or person restricted or prohibited by the United States export controls, or (ii) disclose any such Technical Data to any national of any country when such disclosure is restricted or prohibited by the United States export controls.

17. **Use of Client Information.** Vendor may, from time to time, have access to certain information that can include Client or consumer financial, personal or protected health information as may be defined by applicable privacy laws and regulations ("Client Information"). Vendor agrees to use the Client Information solely in connection with performing the Services and Vendor shall not disseminate or disclose this Client Information to any third parties, without prior written approval from Insight or as is otherwise required by law. Any disclosure made by Vendor shall be made only if necessary for Vendor to meet its contractual obligations. Further, Vendor agrees to comply with all privacy laws applicable to the Services, including but not limited to 1) Health Insurance Portability and Accountability Act of 1996, Public Law 104-191 as amended by Subtitle D of the Health Information Technology for Economic and Clinical Health Act ("HITECH"), which is Title XIII of the American Recovery and Reinvestment Act of 2009 (Public Law 111-5) ("HIPAA"), 2) any and all applicable state privacy laws, and 3) any relevant regulations promulgated in conjunction with applicable privacy laws. Subcontract also agrees to cooperate with Company to ensure its privacy compliance. Vendor further agrees to establish and maintain procedures reasonably designed to assure the security of all Client Information.

18. **Miscellaneous.**

18.1 Entire Agreement. This Agreement, together with all attached exhibits, amendments and addenda, as well as any accepted SOW and its attachments, forms the entire agreement between the Parties relating to the Services to be provided by Vendor to Insight and supersedes any prior representations or agreements, oral or written, and all other communications between the Parties relating to the subject matter of this Agreement.

18.2 Governing Law and Venue. This Agreement will be governed by the substantive laws of the State of Arizona without giving effect to any choice of law rules. The Parties agree to submit to the exclusive jurisdiction of, and venue in, the courts in Maricopa County, Arizona in any dispute arising out of or relating to this Agreement.

18.3 Assignment. Neither Party may assign its duties or rights under this Agreement, whether by operation of law or otherwise, without the other Party's prior written consent. Notwithstanding anything in this paragraph, Insight may assign this Agreement to its Affiliates (as defined herein) or to any corporate successor.

18.4 Notices. Any notice required or permitted to be given must be in writing and is considered received: (i) when personally delivered; (ii) one (1) business day after having been sent by overnight mail via a professional carrier; or (iii) when sent via facsimile or electronic mail, receipt

confirmed, with an original document placed in the mail within five (5) business days of the date of that facsimile or electronic mail. All business communication must be sent to the addresses set forth above or to other persons or addresses as either Party designates in writing to the other. Legal notices to Insight must be sent with a copy addressed to:

Insight
6820 South Harl Avenue
Tempe, AZ 85283
Attn: Legal Department

18.5 Non-Solicitation. Both Parties agree that, during the term of this Agreement and for a one-year period after the termination or expiration of this Agreement, neither Party will, directly or indirectly, solicit, offer employment or hire any current or former employee or consultant of the other Party who was directly involved in the performance of this Agreement or any SOW. This provision does not restrict the right of either Party to solicit or recruit generally in the media and does not prohibit either Party from hiring an employee of the other who answers any advertisement or who otherwise voluntarily applies for hire without having been initially personally solicited or recruited by the hiring party.

18.6 Subcontractors. Vendor's duties and responsibilities under this Agreement must not be subcontracted to any other person or entity, in whole or in part, without prior written notice to and written consent of Insight. If Vendor uses a subcontractor or other third party in connection with this Agreement, Vendor must execute an agreement with such party that requires compliance with the material terms of this Agreement and any SOW. In all cases, Vendor remains liable for the performance of its subcontractors.

18.7 Audit. Vendor must maintain accurate records of all amounts billable to and payments made to or from, as the case may be, during the Term of this Agreement and for a period of three (3) years after its termination. Insight and its legal representatives have the right to audit and copy any records related to this Agreement in order to verify Vendor's compliance. Any such audit will: (i) be at Insight's expense; (ii) occur upon reasonable written notice to Vendor and during normal working hours; (iii) not unreasonably interfere with the normal business operations of Vendor; and (iv) occur no later than two (2) years after termination of this Agreement. Vendor must use commercially reasonable efforts to immediately correct any deficiencies related to its performance under this Agreement uncovered by such audit.

18.8 Publicity. Neither Party may use the other Party's name, logo, trademarks, service marks or other proprietary symbols without the prior written consent of the other Party. Nor may either Party disclose, advertise or publish the terms and conditions of this Agreement without the prior written consent of the other Party, unless required by applicable law or court order.

18.9 General. Any subsequent additions, deletions or modifications to this Agreement are not binding unless agreed upon in writing by authorized representatives of both Parties. If any part of this Agreement is for any reason found to be invalid, illegal or unenforceable, all other parts will still remain in effect. A delay or failure to exercise or partially exercise any right under this Agreement does not operate as a waiver, nor will it preclude future exercise of that right or permit, or sanction any subsequent breach of any term or condition. Neither Party will be liable for any delays in the performance of this Agreement due to circumstances beyond its control, including but not limited to acts of nature, acts of government, national emergencies, acts of terrorism or

transportation delays. The provisions of this Agreement, which by sense and content are intended to survive, including but not limited to the sections related to payment, warranties, remedies, indemnification, confidentiality and limits of liability, will survive the expiration or termination of this Agreement. The headings in this Agreement are for reference purposes only and may not be construed as being part of this Agreement. This Agreement may be executed in one or more counterparts, each of which will be considered an original, but which altogether constitute the same instrument. Agreement to, and acceptance of, this Agreement may be made by facsimile signature or in an electronic form showing the signatures of both Parties.

18.10 Government Contracts. To the extent that Insight resells Vendor's Services to the US government or is required by a prime contractor to flow down the requirements of Subcontracts for Commercial Items (FAR 52.244-6), Vendor agrees to comply with the following Federal Acquisition Regulation ("FAR") clauses, which are incorporated by reference into this Agreement:

52.219-8	Utilization of Small Business Concerns (15 U.S.C. 637(d)(2) and (3);
52.222-26	Equal Opportunity (E.O. 11246);
52.222-35	Equal Opportunity for Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans (38 U.S.C. 4212(a));
52.222-36	Affirmative Action for Workers with Disabilities (29 U.S.C. 793);
52.222-39	Notification of Employee Rights Concerning Payment of Union Dues or Fees (E.O. 13201);
52.222-54	Employment Eligibility Verification (E.O. 13465);
52.247-64	Preference for Privately Owned U.S. – Flag Commercial Vessels (46 U.S.C. Appx 1241 and 10 U.S.C. 2631).

In addition, Vendor shall include the terms of this provision, including this sentence, in any other subcontracts related to this Agreement.

SIGNATURE PAGE FOLLOWS

AGREED TO AND SIGNED by authorized representatives of each of the Parties on the dates indicated below.

INSIGHT		**VENDOR**	
By:	*[signature]* Signature	By:	*[signature]* Signature
Name:	CHRIS A. TESSIER	Name:	Robert A Mercan III
Title:	VP	Title:	President
Date:	12/10/10	Date:	12-8-2010

SCHEDULE 1

INSIGHT AFFILIATES

United States

Calence, LLC dba Insight Networking, a Delaware limited liability company

Insight.

Statement of Work Number

[PROJECT TITLE HERE]

I. PARTIES:

"INSIGHT"	"VENDOR"
[Insight Entity, USE FULL NAME] [Insight Address] [City, State, Zip] Attn: [insert name]	[Other Party, USE FULL NAME] [Other Party Address] [City, State, Zip] Attn: [insert name]

II. ENTIRE AGREEMENT. This Statement of Work ("SOW") is subject to the Master Subcontract Agreement between Insight and Vendor, dated , 20__ (the "Agreement"). This SOW, including the Agreement and all documents either attached or incorporated by reference, make up the entire agreement with respect to the subject matter in this SOW. Terms not defined in this SOW have the meaning attributed to them in the Agreement unless otherwise specified in this SOW.

III. SCOPE OF SERVICES.

A. Service Description. TBD

B. Vendor Responsibilities. Vendor will provide the applicable and necessary labor, supervision, maintenance, consultation, materials, and/or tools to perform the Services and provide the Deliverables described in this SOW. For purposes of this SOW, "Deliverables" means any materials produced in the course of performing Services listed or specifically required to be delivered to Client under this SOW.

C. Insight's Responsibilities. Insight will provide the project team and arrange for the necessary workspace and equipment, as well as timely access to internal experts for critical information.

D. Deliverables. TBD

E. Acceptance Criteria. Services will be deemed accepted upon completion. OR TBD

F. Resource Team:

Primary contact, Vendor –
Secondary contact, Vendor –
Resource/Project Manager, Insight –
Director of Services, Insight –
SOW Prepared by -

G. Change of Scope Procedure. If an alteration to the scope of work in this SOW, including Deliverables, milestones and related pricing, is identified by either Party, it shall be brought to the attention of the other Party's management by completing and submitting a Change Request Form, which is incorporated into this SOW as Attachment 1. Each Party's respective management will review the form to determine whether a modification to the scope is necessary and what effect the implementation of such change may have on the Project. If any such change causes an increase or decrease in the cost or time required for performance of the work, the price and/or delivery schedule shall be equitably adjusted and identified within the Change Request Form. Estimated turn around time for such determination is five (5) calendar days. If both Parties mutually agree to implement the change in scope, the Change Request Form will be incorporated into the SOW as an addendum when signed by authorized representatives of both Parties. If either Party rejects a request for a change in scope or if the Parties cannot agree on an adjustment, Vendor shall proceed to fulfill its obligations in accordance with this SOW as previously agreed upon.

IV. SCHEDULE. The Project start date will be mutually upon based on receipt of this signed SOW and, if applicable, a valid Purchase Order (PO).

A. SOW Effective Date. The term of the SOW will begin as of the date the SOW is last signed by the Authorized Representatives of each Party and will expire upon completion of the Services or as otherwise indicated in this SOW.

B. Estimated Duration. The Project's duration will be approximately __________ days.

Estimated Start Date: [Enter start date]

Estimated End Date: [Enter end date]

OR

B. Milestones. Vendor will meet the Completion Dates set forth below:

PROJECT MILESTONE	COMPLETION DATE

V. PRICING/INVOICING. TBD

VI. SOURCE OF FUNDING (if applicable): PO # _____

VII. SPECIAL TERMS AND CONDITIONS:

A. Project Kickoff. A project kickoff meeting will be held to review project expectations, discuss IT infrastructure, discover any possible problems/risks, and formulate an appropriate plan (including a firm engagement schedule and downtimes).

B. Business Hours. Work will be performed during normal business hours unless otherwise mutually agreed upon. Normal business hours are defined as Monday through Friday, 8 am – 5 pm, excluding designated holidays.

C. Project/Milestone Acceptance Form. Upon completion and acceptance of the total project and/or a milestone under this SOW, Insight will execute a Project/Milestone Acceptance Form, Attachment 2 to this SOW.

BY SIGNING BELOW, THE UNDERSIGNED AGREE THEY ARE BOUND BY THE TERMS OF THIS SOW AND THE AGREEMENT.

INSIGHT		VENDOR	
By:	______________________ *Authorized Representative*	By:	______________________ *Authorized Representative*
Print Name:	______________________	Print Name:	______________________
Title:	______________________	Title:	______________________
Date:	______________________	Date:	______________________

Insight.

CHANGE REQUEST FORM		
CHANGE REQUEST # [INSERT CHANGE REQUEST #]		
Vendor	Original Project Name	SOW #:
Vendor Manager	Insight Project Manager	Request Date
Purchase Order to Apply to Changes: PO#		

Original Scope Task	
Reason for Change	
Description of Change	

Impact of Change	
Project Schedule	
Project Pricing	
Quality Plan	
Other Plan	

Required Deliverables			
☐	Statement of Work	☐	Subcontract Agreement
☐	Project Plan	☐	Quality Plan
☐	Project Schedule	☐	Other

Signatures				
Insight VP/Director		Date		☐ Approved ☐ Rejected
Print Name:		Title:		
Vendor Project Manager		Date		☐ Approved ☐ Rejected
Print Name:		Title:		

Insight.

Project/Milestone Acceptance Form

[PROJECT TITLE HERE]

I. PARTIES:

"INSIGHT"

[Insight Entity, USE FULL NAME]
[Insight Address]
[City, State, Zip]
Attn: [insert name]

"VENDOR"

[Other Party, USE FULL NAME]
[Other Party Address]
[City, State, Zip]
Attn: [Insert name]

II. STATEMENT OF WORK NUMBER [Insert SOW #]

III. SOURCE OF FUNDING (if applicable): PO # ______________________________

IV. DELIVERABLE STATUS.

Deliverable/Phase Completed	Date Completed	Completed By

V. ACCEPTANCE ***(To be completed by Insight)***

Deliverable/Phase Completed	In conformance with specifications?	If no, describe deficiency.
	☐ yes ☐ no	
	☐ yes ☐ no	
	☐ yes ☐ no	

VI. SIGN OFF

INSIGHT

By: ______________________________
Authorized Representative

Print Name: ______________________________

Title: ______________________________

Date: ______________________________